Exhibit 8

ORRICK, HERRINGTON & SUTCLIFFE LLP

September 20, 2006

Point Center Mortgage Fund I, LLC
30900 Rancho Viejo Road, Suite 100
San Juan Capistrano, CA 92675

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the preparation and filing with the Securities and Exchange Commission of a Post-Effective Amendment No. 2 to Form S-11 Registration Statement filed on September 20, 2006 (such Post-Effective Amendment No. 2 being referred to as the “Registration Statement”) relating to the sale of interests in Point Center Mortgage Fund I, LLC (the “Fund”). Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement.

We have acted as special tax counsel to the Fund in connection with the sale of the interests in the Fund. For the purpose of rendering this opinion, we have examined and are relying upon the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

1.	The Registration Statement; and

2.	A representation certificate provided to us by Point Center Financial, Inc. relating to certain factual matters.

In connection with rendering this opinion, we have assumed that:

A.	Original documents submitted to us (including signatures) are authentic and documents submitted to us as copies conform to the original documents; and

B.	The sale of the interests will be consummated in accordance with the description set forth in the Registration Statement.

Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading “Federal Income Tax Consequences” insofar as they constitute statements of law or legal conclusions, are correct in all material respects. We also confirm our opinion, as expressed in the Registration Statement, that the Fund will be classified as a partnership for federal income tax purposes. We express no opinion as to any federal, state or local, foreign or other tax consequences or as to any other matters related to the Fund or the sale of interests in the Fund, other than as set forth in this letter and in the Registration Statement under the heading “Federal Income Tax Consequences.”

Point Center Mortgage Fund I, LLC
September 20, 2006

In addition to the assumptions and representations described above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

(1)
This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

(2)
No opinion is expressed if any of the statements, covenants, representations and warranties upon which we have relied, as described herein, are not true and accurate at all relevant times. In the event any one of such statements, covenants, representations or warranties upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm wherever appearing in the Registration Statement with respect to the discussion of the federal income tax consequences. In giving such consents, we do not admit that we are “experts,” within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
ORRICK, HERRINGTON & SUTCLIFFE LLP